Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

November 18, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Amarantus Biosciences, Inc.

675 Almanor Avenue

Sunnyvale, CA 94085

To Whom It May Concern:

Silberstein Ungar, PLLC, hereby consents to the use in the Form S-8, Registration Statement Under the Securities Act of 1933, filed by Amarantus BioSciences, Inc., of our report dated January 26, 2011, relating to the financial statements of Jumpkicks, Inc. (now known as Amarantus BioSciences, Inc.), a Delaware Corporation, as of and for the years ending October 31, 2010 and 2009 and for the period from inception on August 3, 2007 through October 31, 2010.  In addition, Silberstein Ungar, PLLC, hereby consents to the use in the Form S-8, Registration Statement Under the Securities Act of 1933, filed by Amarantus BioSciences, Inc., of our report dated May 9, 2011 relating to the financial statements of Amarantus Therapeutics, Inc. as of and for the years ending December 31, 2010 and 2009 and for the period from inception on January 14, 2008 through December 31, 2010, and the reference to us under the caption “Interests of Named Experts and Counsel”.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC